Dec. 14, 2016 at 5:30 a.m.

Contact:
Media Relations
(206) 304-0008
newsroom@alaskaair.com

Alaska Air Group closes acquisition of Virgin America, becomes the 5th largest U.S. airline

Customers get more flights, more low fares, more rewards and more to love; company to unveil co-branded Boeing 737-900ER today featuring a special, one-time livery

Highlights of the combination:

•	An expanded route network with nearly 1,200 daily flights to 118 destinations across the United States, Mexico, Canada, Costa Rica and Cuba

•	More nonstop destinations served from the West Coast than any airline

•	A global network of partner airlines that, together with Alaska, fly to more than 800 destinations worldwide

•	New daily flights to Orlando, Florida; Minneapolis; and Orange County, California from its San Francisco hub starting summer 2017 – service will be available for sale Dec. 21.

•
Starting Dec. 19, Virgin America Elevate members and Alaska Airlines Mileage Plan members can earn rewards on each other’s flights; elite members will receive priority check-in and priority boarding on each other’s flights

•	Starting Dec. 19, customers can purchase Virgin America tickets at alaskaair.com

•	A fuel efficient fleet of 286 aircraft with an average age of 8.1 years, the youngest of the top five U.S. airlines

•	Corporate headquarters in Seattle

•	Hubs in Seattle, Portland, Anchorage, San Francisco and Los Angeles – the most West Coast hubs of any airline

SAN FRANCISCO — Alaska Air Group Inc. (NYSE: ALK) today announced it has closed its acquisition of Virgin America (NASDAQ: VA). The definitive merger agreement, which was signed in April and approved by Virgin America shareholders in July, brings together two of the country’s favorite airlines into a unified force that will provide an attractive alternative to the “Big 4” airlines that currently control 84 percent of the domestic market. Alaska Airlines and Virgin America will spend the next year working to secure Federal Aviation Administration (FAA) certification to allow the two airlines to operate as a single carrier (with regional sister carrier Horizon Air remaining on its own separate operating certificate).

“Alaska Airlines and Virgin America are different airlines, but we believe different works – and we’re confident fliers will agree,” said Brad Tilden, CEO of Alaska Air Group. “Together, we’ll offer more flights, with low fares, more rewards and more for customers to love, as we continue to offer a distinctive travel experience. The two airlines may look different, but our core customer and employee focus is very much the same.”

Today, Alaska Air Group boasts nearly 1,200 daily flights to 118 destinations, the most seats on flights from the West Coast and more than $7 billion annual revenues. Alaska Air Group will continue to provide customers the low fares, unmatched reliability and award-winning service they’ve come to enjoy, while offering a convenient schedule of flights to even more of the places they want to fly. Soon Virgin America customers will have access to a route network that offers six times more daily flights than before.

“This partnership is positive for California air travel consumers and demonstrates an investment in our state," said Gavin Newsom, Lieutenant Governor of California. "Both airlines boast a strong history, and we look forward to seeing their innovative spirit magnified with their global international network of partner airlines.”

The combination expands service and provides more frequent connections to international airline partners in thriving technology markets in the Bay Area, Los Angeles and Seattle. Together, the airlines offer 289 daily flights to 52 destinations from California, including 113 daily nonstop flights to 32 destinations from three Bay Area airports and 105 daily nonstop flights to 37 destinations from four Los Angeles area airports.

In addition, the combination opens up growth opportunities in important East Coast business markets by increasing Alaska Air Group’s access to high-demand airports like Ronald Reagan Washington National Airport and the three primary New York City-area airports: John F. Kennedy International Airport, LaGuardia Airport and Newark Liberty International Airport.

The company also announced new flights from its San Francisco hub to Orlando (daily), Minneapolis (twice daily) and Orange County, California (four times daily) beginning in the summer of 2017. Schedule and availability will be announced Dec. 21.

The customer experience
Alaska has long been an industry leader in both customer satisfaction and performance. Customers can expect operational and customer service excellence to continue throughout the integration with Virgin America. Alaska has ranked “Highest in Customer Satisfaction Among Traditional Carriers in North America, Nine Years in a Row” in the J.D. Power 2016 North America Airline Satisfaction Study, the No. 1 spot in the Wall Street Journal’s annual Middle Seat Scorecard for the past three years, and has been named the No. 1 on-time major North American carrier by FlightStats for six years in a row.

To celebrate the airlines’ combined nearly 1,200 daily flights, the company will give away 1,200 round-trip flights starting today. Customers may enter the contest at
twogether.differentworks.com.

For customers with future travel already booked on Alaska Airlines or Virgin America, business continues as usual. Learn more about what the merger means for customers at differentworks.com.

Expanded benefits with Alaska Mileage Plan
Starting Monday, December 19, Mileage Plan members will be able to earn miles on Virgin America flights, and Virgin America Elevate members will be able to earn points on Alaska Airlines flights. Both airlines’ elite members will receive priority check-in and priority boarding on each other’s flights.

Additionally, starting Dec.19, customers will be able to purchase Virgin America tickets at alaskaair.com. Tickets will continue to be available for sale at virginamerica.com for the immediate future.

Beginning January 9, Virgin America Elevate members will be invited by Alaska Airlines to activate new Mileage Plan accounts. This will allow them to also earn Mileage Plan miles when flying with Alaska and any of Alaska’s Global Partners to over 800 destinations worldwide. Alaska Global Partners account for 44 percent of all international airline seats flown to and from the U.S. – more than any of the big three airline alliances – and offer more than three times the worldwide destinations that Virgin America frequent fliers currently have access to.

“Beginning Monday, Virgin America Elevate members and Alaska Airlines Mileage Plan members will enjoy reciprocal rewards earning across each other’s networks,” said Tilden. “We plan to make this the most customer-friendly merger ever, and we will have much more to announce over the coming weeks.”

Members of Alaska’s award-winning Mileage Plan program enjoy:

•
The country’s top-ranked airline loyalty program. Alaska Airlines Mileage Plan has been named the No. 1 airline rewards program two years in a row by U.S. News & World Report, and ranked “Highest in Customer Satisfaction with Airline Loyalty Rewards Programs, Three Years in a Row” in the J.D. Power 2016 Airline Loyalty Rewards Program Satisfaction Report

•	The ability to earn miles based on distance flown on Alaska, not just dollars spent

•	Access to over 800 worldwide destinations with Alaska and Alaska’s Global Partners

•	Generous award travel availability

•	A faster path to elite status compared to other airline loyalty programs, with benefits including:

o	Complimentary seat upgrades

o	Waived change fees for MVP Gold and MVP Gold 75K

o	Free checked bags

o	Priority check-in and boarding

o	Express security for MVP Gold and MVP Gold 75K

•
The option to apply for a popular credit card that offers cardholders one mile earned for every dollar spent on purchases, triple miles on Alaska Airlines purchases, a 30,000-mile new cardholder bonus after qualifying spend, an annual companion fare offer from $121 ($99 plus taxes and fees starting from $22), a free checked bag on every flight and no foreign transaction fees

The future of the Virgin America brand
No decisions regarding the Virgin America brand have been made. Alaska plans to continue to operate the Virgin America fleet with its current name and product for a period of time while it conducts extensive customer research to understand what fliers value the most. Virgin America will continue to fly under its brand with no immediate changes to the onboard product or experience.

“We appreciate that there is great interest in the future of the Virgin America brand among customers and employees alike,” said Tilden. “This is a big decision and one that deserves months of thoughtful and thorough analysis. We plan to make a decision about the Virgin America brand early next year.”

An employee-centered approach
“Culture has been a real challenge in many mergers, so we’re working to do things differently,” said Ben Minicucci, Alaska’s president and COO who will also become CEO of Virgin America today. “We are being very thoughtful about culture and are working to create an environment that reflects who we are and where we’ve been, that also enables us to work together, be bold, and succeed in a rapidly evolving industry.”

Learn more about Alaska’s approach to merging two cultures at blog.alaskaair.com.

To celebrate the merger of two beloved West Coast airlines, Alaska leaders will join employees from Virgin America, Alaska Airlines and Horizon Air later this morning at San Francisco International Airport for the unveiling of a co-branded Boeing 737 featuring a special, one-time livery painted in shimmering red, purple and blue. The aircraft features the slogan “More to love” and will fly throughout Alaska Airlines’ route network starting today, in celebration of the increased customer benefits of the combination.

Leadership
The combined company will be led by Alaska Air Group CEO Tilden. Ben Minicucci will serve as chief executive officer of Virgin America in addition to his role as chief operating officer and president of Alaska Airlines. Peter Hunt, previously Virgin America senior vice president and chief financial officer, will serve as president of the Virgin America subsidiary, reporting to Minicucci. Hunt will be based in the company’s Burlingame, California regional headquarters. Both Minicucci and Hunt’s positions are effective today, and remain in effect until the airlines obtain a single operating certificate from the FAA, expected in early 2018.

Microsite and multimedia assets
Additional details about the transaction, including multimedia assets, are available at differentworks.com and alaskaair.com/newsroom and include:

•	Customer FAQs

•	A short video celebrating the concept of “different works”

•	A blog post on the concept of “different works”

•	A blog post with Minicucci’s take on combining the culture of two beloved airlines

•	High-resolution, broadcast quality b-roll footage and images of the two airlines and the new, co-branded 737

•	Information for investors is available at this link

Additional assets will be posted at alaskaair.com/newsroom by 4 p.m. Pacific Time and includes high-resolution, broadcast quality b-roll footage and images of today’s media event.

About Alaska Airlines
Alaska Airlines, together with its regional partners, flies 32 million customers a year to more than 110 cities with an average of 970 daily flights throughout the United States, Canada, Costa Rica, Mexico and soon Cuba. With Alaska’s global airline partners, customers can earn and redeem miles to more than 800 destinations worldwide. Onboard, customers are invited to make the most of their flight with amenities like power outlets at every seat, streaming entertainment direct to their device, Wi-Fi and an inspired food and beverage selection featured on most flights. Alaska Airlines ranked “Highest in

Customer Satisfaction Among Traditional Carriers in North America” in the J.D. Power North American Airline Satisfaction Study for nine consecutive years from 2008 to 2016. Alaska Airlines Mileage Plan also ranked “Highest in Customer Satisfaction with Airline Loyalty Rewards Programs” in the J.D. Power Airline Loyalty/Rewards Program Satisfaction Report for the last three consecutive years. Alaska Airlines is a subsidiary of Alaska Air Group (NYSE: ALK). Learn more on the airline’s newsroom, blog, alaskaair.com, @AlaskaAir, facebook.com/alaskaairlines and linkedin.com/company/alaska-airlines.

About Virgin America
Known for its mood-lit cabins, three beautifully designed classes of service and innovative fleetwide amenities — like touch-screen personal entertainment, WiFi and power outlets at every seat, Virgin America has built a loyal following of flyers and earned a host of awards since launching in 2007 — including being named the "Best U.S. Airline" in Condé Nast Traveler's Readers' Choice Awards and "Best Domestic Airline" in Travel + Leisure's World's Best Awards for the past nine consecutive years. For more: www.virginamerica.com

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking information about Alaska Airlines and the merger with Virgin America. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "likely," "should," "project," "could," "plan," "goal," "potential," "pro forma," "seek," "estimate," "intend" or "anticipate" or the negative thereof, and may include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of the merger and statements about the future performance, operations, products and services of Alaska Airlines and/or Virgin America. Alaska Airlines cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may differ materially from those contained in any forward-looking statements. Such risks and uncertainties include: risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the merger to Virgin America and its management; the effect of the merger on Virgin America's ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others are described in greater detail in Alaska Air Group's SEC filings, including its Annual Report on Form 10-K for the fiscal year ended

Dec. 31, 2015, as well as in other documents filed by Alaska Air Group with the SEC after the date thereof. Alaska Air Group makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

* Alaska Airlines received the highest numerical score in the J.D. Power 2014-2016 Airline Loyalty Rewards Program Satisfaction Report. 2016 Report based on 3,073 total responses evaluating 7 programs, and measures the experience and perceptions of members who were surveyed March 2015. Your experiences may vary. Visit jdpower.com

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